Exhibit 1.1

EXECUTION COPY

Owens-Illinois, Inc.

Underwriting Agreement

New York, New York
February 2, 2005

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The stockholder of Owens-Illinois, Inc., a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholder”) proposes to sell to Lehman Brothers Inc. (the “Underwriter”) the number of shares of Common Stock, $.01 par value (“Common Stock”), of the Company, set forth in Schedule I hereto (said shares to be sold by the Selling Stockholder being hereinafter called the “Securities”).  Any reference herein to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 17 hereof.

1.  Representations and Warranties of the Company and the Selling Stockholder.

(a)  The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(i)   The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities.  The Company may have filed one or more amendments thereto, each of which has previously been furnished to you.  The Company will next file with the Commission one of the following: (A) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (B) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (C) a final prospectus in accordance with Rules 415 and 424(b).  In the case of clause (A), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus.  As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(i).

(ii)   On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Incorporated Documents, when they were filed, complied in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(iii) Except as otherwise disclosed in the Final Prospectus, subsequent to the date as of which information is given in the Final Prospectus:  (A) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or development is called a “Material Adverse Change”); and (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

(iv) The Company is not, and after giving effect to the offering and sale of the Securities as described in the Final Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

(v) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vi) Each of the Company and its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) (hereinafter, a “Significant Subsidiary”) has been duly incorporated or organized, as the case may be, and is validly existing, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and perform its obligations under this Agreement, except in the case of a Significant Subsidiary where the failure to be so incorporated or organized, or to possess such power or authority would not, individually or in the aggregate, result in a Material Adverse Change.  Each of the Company and its Significant Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(vii) All of the issued and outstanding capital stock of, or other ownership interests in, each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable (other than directors’ qualifying shares) and, except as disclosed in the Final Prospectus and except for AVIR S.p.A as to which the Company indirectly owns approximately 99% of its outstanding shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, pledge, lien, encumbrance or claim, except for security interests, pledges and liens securing the Credit Agreement and security interests, pledges and liens in favor of the Collateral Agent (as defined in the Credit Agreement) and liens permitted by the Credit Agreement.

(viii) This Agreement has been duly authorized, executed and delivered by, and is a valid and legally binding obligation of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(ix) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s (A) execution, delivery and performance of this Agreement or (B) consummation of the transactions contemplated hereby and by the Final Prospectus, except with respect to (A) and (B), such as have been obtained or made by the Company and are in full force and effect under the Act, applicable state securities or blue sky laws.

(x) Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Agreement), or to which any of the property or assets of the Company or any of the Company’s subsidiaries is subject (each, an “Existing Instrument”) except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change; and the Company is not, and will not be following the consummation of the offering contemplated hereby, in Default under any debt instrument to which it is a party, except as disclosed in the Final Prospectus and except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  Neither the Company nor any subsidiary is in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Company’s subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and thereby that directly relate to the offering of the Securities and the Final Prospectus (A) have been duly authorized by the Company by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws (or other organizational documents, as applicable) of the Company, (B) will not as of the Execution Time conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as are described in the Final Prospectus or would not, individually or in the aggregate, result in a Material Adverse Change and (C) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the

Company or any of the Company’s subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(xi) There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best knowledge of the Company, threatened, against or affecting the Company or its subsidiaries or any of their respective properties or assets that (A) except as disclosed in the Final Prospectus, could reasonably be expected to result in a Material Adverse Change, (B) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of the Securities or (C) questions the legality or validity of any such transaction or seeks to recover damages or obtain other relief in connection with any such transaction; the aggregate of all pending legal or governmental proceedings to which the Company or any other subsidiaries is a party or that affect any of their properties and assets that are not described in the Final Prospectus, including ordinary routine litigation incidental to their respective businesses, could not reasonably be expected to result in a Material Adverse Change.

(xii) The audited and unaudited consolidated financial statements, together with the related notes and any related financial statement schedules (which are collectively referred to in this Agreement as the “consolidated financial statements”) incorporated by reference in the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries, considered as one enterprise, as of and at the dates indicated and the consolidated results of operations, share owners’ equity and cash flows, considered as one enterprise, for the periods specified.  Such financial statements and related notes have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Final Prospectus under the caption “Summary Selected Consolidated Financial Data” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Final Prospectus.

(xiii) Ernst & Young LLP, who have expressed their opinion with respect to the consolidated financial statements of the Company incorporated by reference in the Final Prospectus, are an independent registered public accounting firm within the meaning of Regulation S-X under the Act and the Exchange Act.

(xiv) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent.

(xv) The Company and its subsidiaries, taken as a whole, possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(xvi) Except as disclosed in the Final Prospectus, each of the Company and its subsidiaries is in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health, safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), and, to the best of the Company’s knowledge, there are no claims, liabilities, or obligations under any applicable Environmental Laws, or with respect to any Hazardous Material, concerning the Company or any of its subsidiaries, except, in each case, where such noncompliance, claims, liabilities or obligations would not, individually or in the aggregate, result in a Material Adverse Change.  The term “Hazardous Material” means (A) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous dangerous or toxic chemical material, or waste, or any other substance regulated to protect human health, safety, or the environment.

(xvii) The Company and its subsidiaries own or possess adequate licenses or other rights to use all trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess or have the ability to acquire such Intellectual Property Rights would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(xviii) The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in this Section 1 (or elsewhere in the Final Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (A) as otherwise disclosed in the Final Prospectus, (B) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries or (C) could not reasonably be expected to cause a Material Adverse Change.  The real property, improvements, equipment and personal property held under lease by Company or any of Company’s subsidiaries are held under valid and enforceable leases except where the failure to have a valid and enforceable lease would not cause a Material Adverse Change.

(xix) No financial statements of BSN Glasspack S.A. were required to be filed with the Commission with respect to the acquisition thereof by an indirect wholly-owned subsidiary of the Company.

(xx) All of the shares of Common Stock owned by Selling Stockholder have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.  None of these shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(b)  The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:

(i) Such Selling Stockholder has, and on the Closing Date will have, full right, power and authority, and all authorization to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

(ii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii) The shares of Common Stock to be sold by such Selling Stockholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (“NYUCC”).  Such Selling Stockholder has, and on the Closing Date will have, full right, power and authority to hold, sell, transfer and deliver the shares of Common Stock to be sold by such Selling Stockholder pursuant to this Agreement; and upon the Underwriter acquiring possession of such shares of Common Stock (or an agent’s acquiring possession of such shares of Common Stock on such Underwriter’s behalf) and paying the purchase price therefor as herein contemplated, such Underwriter will become a “protected purchaser” of the Common Shares (as defined in Section 8-303 of the NYUCC) and acquire its interests in such shares of Common Stock (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such shares of Common Stock) free of any adverse claim (as defined in Section 8-102(a)(i) of the NYUCC) provided that such Underwriter has no notice of any adverse claim.

(iv) Certificates for all of the shares of Common Stock to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, will be placed in custody with the transfer agent or other custodian with irrevocable conditional instructions to deliver such shares of Common Stock to the Underwriter pursuant to this Agreement.

(v) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, the partnership agreement of such Selling Stockholder or any other material agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

(vi) The information (A) in the Registration Statement under the caption “Selling Stockholder” that was furnished by or on behalf of such Selling Stockholder expressly for use in the Registration Statement and (B) in the Final Prospectus under the caption “Selling Stockholder” that was furnished by or on behalf of such Selling Stockholder expressly for use in the Final Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any certificate signed by any officer of the Company or an authorized signatory of the Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder or the Company, as the case may be, with respect to matters covered thereby, to the Underwriter.

2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to the Underwriter the amount of Securities set forth opposite such Selling Stockholder’s name in

Schedule II hereto, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $23.45 per share, the amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3.  Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Selling Stockholder (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the aggregate purchase price of the Securities being sold by the Selling Stockholder (such aggregate price being set forth on Schedule I hereto) to or upon the order of such Selling Stockholder by wire transfer payable in same-day funds to an account specified by such Selling Stockholder.

The Selling Stockholder shall deliver, or cause to be delivered, to the Underwriter certificates for the shares of Common Stock to be sold by it at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the shares of Common Stock shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least one full business day prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Underwriter may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by it from such Selling Stockholder and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

4.  Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Final Prospectus and Schedule I hereto.

5.  Agreements.

(a)  The Company agrees with the Underwriter that:

(i)   The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to

Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed in a form you reasonably approve with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed.  The Company will promptly advise the Underwriter (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will (A) promptly notify the Underwriter of any such event, (B) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (C) thereafter promptly supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(iii)   As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(iv)   The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Final

Prospectus and any supplement thereto as the Underwriter may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(vi) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(vii)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)  The Selling Stockholder agrees with the Underwriter that such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing from the Execution Time until delivery of a prospectus relating to the Securities by an underwriter or dealer is no longer required under the Act, of any change in information in the Registration Statement or the Final Prospectus relating to such Selling Stockholder that was furnished by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or the Final Prospectus.

6.  Conditions to the Obligations of the Underwriter.  The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a)  If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)  The Company shall have requested and caused Latham & Watkins, LLP, counsel for the Company, to have furnished to the Underwriter their opinion or opinions and letter, dated the Closing Date and addressed to the Underwriter substantially in the form of Exhibit A to this agreement.

(c)  The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion and letter, dated the Closing Date and addressed to the Underwriter, with respect to the sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)  The Company shall have furnished to the Underwriter a certificate of the Company, signed by both the Company’s general counsel and either the chief financial officer or principal accounting officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(e) [intentionally omitted]

(f)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto), any change, or any development, in or affecting the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one entity, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to above, is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(g)  The Selling Stockholder shall have furnished to the Underwriter a certificate of the Selling Stockholder signed by an authorized representative of the Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied by the Selling Stockholder under this Agreement at or prior to the Closing Date;

(h)  Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(i)  Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter.  Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

7.  Reimbursement of Underwriter’s Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to

Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  The Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Company or the Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity.  The Company and the Underwriter acknowledge that the only information furnished in writing by or on behalf of the Selling Stockholder for inclusion in the documents referred to in the foregoing indemnity is the following:  (i) the first sentence in the second paragraph under the caption “Selling Stockholder” in the Final Prospectus concerning the address of the selling stockholder entity, and (ii) the tabular and footnote information under the caption “Selling Stockholder” in the Base Prospectus and in the Final Prospectus concerning the name of selling stockholder entity, the number and percentage of shares of Common Stock beneficially owned by such entity, the number of shares of Common Stock such entity is offering, and the number and percentage of shares of Common Stock beneficially owned by such entity after the sale.  This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

(c)  The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Stockholder and each person who controls the Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to the Underwriter, but only with respect to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.  The Company and the Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting” (A) the sentence related to concessions and (B) the paragraphs related to stabilization, short sales and covering transactions in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Final Prospectus.

(d)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (W) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (X) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (W) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (X) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (Y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (Z) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)

unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent.

(e)  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Selling Stockholder and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholder and by the Underwriter from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholder and of the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholder on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, (i) each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, (ii) each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and (iii) each person who controls the Selling Stockholder within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)  The liability of the Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate gross proceeds, net of underwriting discounts, received by such Selling Stockholder from the sale of the Securities to the Underwriter.  The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriter under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.  [Intentionally Omitted.]

10.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company and the Selling Stockholder prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is material and adverse and is such as to make it, in the judgment of the Underwriter impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder or its authorized persons, and of the Underwriter, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Selling Stockholder or the Company, or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Lehman Brothers Inc., 605 Third Avenue, New York, New York, 10158, Attention:  Syndicate Desk (fax no. (646)-497-4815), with a copy, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022; (fax no. (212)-520-0421); or, if sent to the Company, will be mailed, delivered or telefaxed to Owens-Illinois, Inc., General Counsel (fax no.: (419) 247-1221) and confirmed to the General Counsel at Owens-Illinois, Inc., One SeaGate, Toledo, OH 43666, attention of the General Counsel; or, if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to Kohlberg Kravis & Roberts & Co., 9 West 57th Avenue, Suite 4200, New York, NY 10019,  Attention:  Mr. Richard Kreider, Re: Owens-Illinois, Inc. (fax no.: (212) 750-0003).

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.  Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Toledo, Ohio.

“Commission” shall mean the Securities and Exchange Commission.

“Credit Agreement” shall mean The Third Amended and Restated Secured Credit Agreement, dated as of October 7, 2004, by and among the Borrowers named therein, OI Group and Owens-Illinois General, Inc., as Borrower’s Agent, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank AG, London Branch, as UK Administrative Agent, and the Arrangers, the other Agents and the Lenders named therein or party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced, substituted or refinanced or otherwise restructured (including but not limited to, the inclusion of additional borrowers thereunder) from time to time.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the Underwriter.

Very truly yours,

OWENS-ILLINOIS, INC.

By:
Name:
Title:

[UNDERWRITING AGREEMENT SIGNATURE PAGE]

THE SELLING STOCKHOLDER:

OII ASSOCIATES, L.P.

By:	KKR Associates, L.P.
Its:	General Partner

By:
Name:
Title:

[UNDERWRITING AGREEMENT SIGNATURE PAGE]

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

LEHMAN BROTHERS INC.

By:
Authorized Representative

[UNDERWRITING AGREEMENT SIGNATURE PAGE]

SCHEDULE I

Underwriter	Number of Securities to be Purchased
Lehman Brothers Inc.	1,640,465

Total	1,640,465

Underwriting Agreement dated February 2, 2005

Registration Statement No. 333-109602

Title, Purchase Price and Description of Securities:

Title:  Common Stock, $.01 par value per share

Number of Shares to be sold by the Selling Stockholder:  1,640,465

Price to Public per Share: $23.60

Price to Public — Aggregate: $38,714,974.00

Underwriting Discount per Share: $0.15

Underwriting Discount — Aggregate: $246,069.75

Proceeds to Selling Stockholder per Share: $23.45

Proceeds to Selling Stockholder —Aggregate:  $38,468,904.25

Closing Date, Time and Location:	February 8, 2005 at 10:00 a.m. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017

SCHEDULE II

Selling Stockholder	Number of Underwritten Securities to be Sold
OII ASSOCIATES, L.P.	1,640,465

Total	1,640,465

EXHIBIT A

[TO COME]